UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2024

Montana Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41151	86-2962208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34361 Innovation Drive Ronan, Montana	59864
(Address of principal executive offices)	(Zip Code)

(800) 942-3083

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AIRJ	Nasdaq Capital Market
Warrants to purchase Class A common stock	AIRJW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 7, 2024, Montana Technologies Corporation (the “Company”) announced the expansion of its management team, including the appointment of Stephen Pang as the Company’s Chief Financial Officer. In connection with Mr. Pang’s appointment, Jeff Gutke, who previously served as the Company’s Chief Financial Officer, transitioned to become the Company’s Chief Administrative Officer.

Mr. Pang will receive an annual base salary of $300,000 and an annual incentive award targeted at 50% of his base salary. In addition, Mr. Pang will be eligible for annual long-term incentive awards with an annual aggregate grant-date target value equal to $500,000. In addition, the Company plans to enter into its standard form of indemnification agreement with Mr. Pang, the form of which was filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.3 to the Company’s Form 8-K disclosing the closing of the business combination and related transactions, dated March 20, 2024.

Stephen Pang, age 42, previously served as Managing Director and Portfolio Manager at TortoiseEcofin Investments (“TortoiseEcofin”) and was responsible for TortoiseEcofin’s public and private direct investments across its energy transition and infrastructure strategies. At TortoiseEcofin, he served as Chief Financial Officer for Tortoise Acquisition Corp., which merged with Hyliion Inc. (NYSE: HYLN) in October 2020. After the business combination, he continued to serve as a director and was a member of its Audit Committee until February 2024. Mr. Pang also served as Chief Financial Officer and a Director of Tortoise Acquisition Corp. II until the completion of its business combination in August 2021 with Volta Industries, Inc. (“Volta”). Volta was subsequently acquired by Shell USA in March 2023. Prior to joining the Company, he also served as President and Chief Financial Officer of TortoiseEcofin Acquisition Corp. III (NYSE: TRTL), which announced a business combination with One Energy Enterprises Inc. in August 2023. Before joining Tortoise Capital Advisors in 2014, Mr. Pang was a director in Credit Suisse’s Equity Capital Markets Group. Prior to joining Credit Suisse in 2012, he spent eight years in Citigroup Global Market’s Investment Banking Division, where he focused on equity underwriting and corporate finance in the energy sector. Mr. Pang earned a Bachelor of Science in Business Administration from the University of Richmond and is a CFA charterholder.

The appointment of Mr. Pang was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Pang and any director or executive officer of the Company, and there are no transactions between Mr. Pang and the Company that would be required to be reported under Item 404(a) of Regulation S-K other than the indemnification agreement to be entered into between Mr. Pang and the Company.

Item 7.01 Regulation FD Disclosure

On May 7, 2024, the Company issued a press release announcing the expansion of its management team, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished pursuant to this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933 (as amended, the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

99.1	Press release of Montana Technologies Corporation, dated May 7, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montana Technologies Corporation

Date: May 7, 2024	By:	/s/ Jeff Gutke
	Name:	Jeff Gutke
	Title:	Chief Administrative Officer

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